Company Contact:	Investor Relations:
Harvey Weiss	John McNamara
Chief Executive Officer	Cameron Associates
Fortress America Acquisition Corporation	212-245-8800 Ext. 205
Phone: 703-528-7073 Ext. 102	john@cameronassoc.com
hweiss@fortressamerica.net

FOR IMMEDIATE RELEASE:

FORTRESS AMERICA ACQUISITION CORPORATION ANNOUNCES
RECORD DATE FOR STOCKHOLDER VOTE ON ACQUISITION OF TOTAL
SITE SOLUTIONS AND VORTECH LLC

ARLINGTON, VA - DECEMBER 15, 2006 - Fortress America Acquisition Corporation (OTCBB: FAAC), a special purpose acquisition company, today announced that its Board of Directors has set the record date for determining stockholders entitled to notice of, and to vote at, the special shareholder meeting or any postponements or adjournments of the special meeting. The record date is the close of business Thursday, December 28, 2006. This allows for trades through Friday, December 22, 2006 to settle by the record date.

The date for the special shareholder meeting to consider its proposed acquisition of VTC, L.L.C., doing business as Total Site Solutions (“TSS”) and Vortech, LLC (“Vortech”) will be announced in the near future.

A proxy statement containing information about the special meeting and the merger will be mailed to shareholders. Shareholders are urged to read the proxy statement when it becomes available. Shareholders having questions about the special meeting may contact Karen Smith at our proxy solicitor Advantage Proxy at (206) 870-8565.

About Total Site Solutions

VTC, L.L.C., doing business as Total Site Solutions (“TSS”), supplies industry and government with secure data centers and other mission critical facilities designed to survive terrorist attacks, natural disasters, and blackouts. TSS’s comprehensive suite of services, multi-disciplinary expertise, and products provide customers a single source for critical deliverables. Headquartered in the Baltimore-Washington Corridor, with offices in San Francisco and Atlanta, TSS clients and the end users of its services include the world’s most demanding organizations, including Fortune 500 firms and U.S. Government agencies. For more information, call 866-363-4TSS (4877) or visit www.totalsiteteam.com.

About Vortech, LLC

Vortech, LLC (“Vortech”) provides secure data and voice networks as well as redundant power for government and industry mission-critical facilities. A leader in structured cabling solutions, power system installations, and emergency power solutions for data center and high technology environments, Vortech also provides value-added systems and network integration services for perimeter security and access control where physical security and information technology intersect. For more information, visit www.govortech.com.

About Fortress America

Fortress America Acquisition Corporation (“Fortress America”) is a special purpose acquisition company established in December 2004 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other business combination, operating businesses in the fast-growing homeland security industry. Fortress America’s acquisition efforts are focused on companies that are able to serve both government and commercial customers with successful products and services that provide vital protection from security threats and natural disasters for people, physical assets, and/or critical information infrastructure.

Additional Information

Stockholders of Fortress America are advised to read, when available, each preliminary proxy statement of Fortress America and its definitive proxy statement in connection with its solicitation of proxies for a special meeting of stockholders because they contain and will contain important information. The definitive proxy statement will be mailed to stockholders as of the record date for voting on the acquisition of TSS and Vortech. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Fortress America Acquisition Corporation, 4100 Fairfax Drive, Suite 1150, Arlington, VA 22203. Each preliminary proxy statement and definitive proxy statement, once available, can also be obtained, without charge, at the U.S. Securities and Exchange Commission’s internet site www.sec.gov.

Fortress America and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Fortress America’s stockholders to be held to approve the acquisition of TSS and Vortech. Information regarding Fortress America’s directors and executive officers is available in its Form 10-KSB for the year ended December 31, 2005, filed with the U.S. Securities and Exchange Commission, and such information is contained in the proxy statements. No person other than Fortress America has been authorized to give any information or to make any representations on behalf of Fortress America or TSS and Vortech in connection with the acquisition, and if given or made, such other information or representations must not be relied upon as having been made or authorized by Fortress America.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 about Fortress America, TSS, Vortech and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts and may be identified by the use of forward-looking terminology, including the words “believes,” “expects,” “intends,” “may,” “will,” “should” or comparable terminology. Such forward-looking statements are based upon the current beliefs and expectations of Fortress America’s, TSS’ and Vortech’s management and are subject to risks and uncertainties which could cause actual results to differ from the forward-looking statements. The following factors, as well as other relevant risks detailed in Fortress America’s filings with the U.S. Securities and Exchange Commission, could cause actual results to differ from those set forth in forward-looking statements:

•	Fortress America being a development stage company with no operating history;

•	Fortress America’s dependence on key personnel, some of whom may not remain with Fortress America following a business combination;

•	Risks that the acquisition of TSS, Vortech or another business combination may not be completed due to failure of the conditions to closing being satisfied or other factors;

•	Fortress America personnel allocating their time to other businesses and potentially having conflicts of interest with our business;

•	The ownership of Fortress America’s securities being concentrated; and

•	Risks associated with the mission-critical sector in general and the homeland security sectors in particular.

Forward-looking statements are not guarantees of future performance and actual results of operations, financial condition and liquidity, and developments in the industry may differ materially from those made in or suggested by the forward-looking statements contained in this press release. These forward-looking statements are subject to numerous risks, uncertainties and assumptions. The forward-looking statements in this press release speak only as of the date of this press release and might not occur in light of these risks, uncertainties, and assumptions. Fortress America undertakes no obligation and disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.